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                                                                   EXHIBIT 10.20



                                 LOAN AGREEMENT

                               September 25, 1998



MedicalControl, Inc.
8625 King George
Suite 300
Dallas, Texas 75235

Ladies and Gentlemen:

         This Loan Agreement (the "LOAN AGREEMENT") will serve to set forth the terms of the financing transactions by and between MEDICAL CONTROL, INC., a Delaware corporation ("BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK"):

         1. CREDIT FACILITIES. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "LOAN DOCUMENTS"), Bank hereby agrees to lend to Borrower (a) the amount of $1,600,000 (the "TERM LOAN") in a single advance on the date hereof, and (b) (the "LINE OF CREDIT"), on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this credit facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time under the Line of Credit shall not exceed $500,000 (the Line of Credit and the Term Loan are collectively referred to herein as the "CREDIT FACILITIES"). Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. The sums advanced under the Loans shall be used for acquisition of a subsidiary and used for general working capital purposes.

All advances under the Credit Facilities shall be collectively called the "LOANS". Bank reserves the right to require Borrower to give Bank not less than one (1) business day prior notice of each requested advance under the Line of Credit, specifying (i) the aggregate amount of such requested advance, (ii) the requested date of such advance, and (iii) the purpose for such advance, with such advances to be requested in a form satisfactory to Bank. Borrower shall pay to Bank upon the execution of this Agreement a facility fee in the amount of $16,000. In addition, Borrower shall pay to Bank during the term of the Line of Credit an unused fee equal to .25% per annum quarterly in arrears, of an amount equal to $500,000 less the average outstanding balance under the Line of Credit.








LOAN AGREEMENT - Page 1

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         2. PROMISSORY NOTES. The Line of Credit and the Term Loan shall be evidenced by one or more promissory notes (such promissory notes, together with any renewals, extensions and increases thereof, the "Note") duly executed by Borrower and payable to the order of Bank, in form and substance acceptable to Bank. Interest on the Note shall accrue at the rate set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Loan Agreement.

         3. COLLATERAL. As collateral and security for the indebtedness evidenced by the Note and any and all other indebtedness or obligations from time to time owing by Borrower to Bank, Borrower shall grant, and hereby grants, to Bank, its successors and assigns, a first and prior lien and security interest in and to the property described hereinbelow, together with any and all PRODUCTS AND PROCEEDS thereof (the "COLLATERAL"):

                  (a) All present and future accounts, chattel paper, documents, instruments, deposit accounts and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower), now or hereafter owned, held, or acquired by Borrower, together with any and all books of account, customer lists and other records relating in any way to the foregoing.

                  (b) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of service, in whole or in part, by Borrower wherever located.

                  (c) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower and used or usable in Borrower's business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing.

                  (d) Any and all other assets, whether tangible or intangible, of Borrower.

The term "COLLATERAL" shall also include all records and data relating to any of the foregoing (including, without limitation, any computer software on which such records and data may be located). Borrower agrees to execute such security agreements, assignments, deeds of trust and other agreements and documents as Bank shall deem appropriate and otherwise require from time to time to more fully create and perfect Bank's lien and security interests in the Collateral.



LOAN AGREEMENT - Page 2

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         5. GUARANTORS. As a condition precedent to the Bank's obligation to make the Loans to Borrower, Borrower agrees to cause MedicalControl Network Solutions, Inc., Diversified Group Administrators, Inc., and PPO Management Solutions, Inc. (whether one or more, the "GUARANTORS") to each execute and deliver to Bank contemporaneously herewith a guaranty agreement, in form and substance satisfactory to Bank.

         6. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants, and upon each request for an advance under the Credit Facilities, further represents and warrants, to Bank as follows:

                  (a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

                  (b) Binding Obligations. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                  (c) No Consent. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under
         (A) any provision of its articles or certificate of incorporation or bylaws, if Borrower is a corporation, or its partnership agreement, if Borrower is a partnership, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

                  (d) Financial Condition. Each financial statement of Borrower supplied to the Bank fully discloses and fairly presents Borrower's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to the Bank.

                  (e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.




LOAN AGREEMENT - Page 3

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                  (f) Taxes; Governmental Charges. Borrower has filed all
         federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

                  (g) Year 2000 Changes. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "SYSTEMS") necessary for Borrower and its subsidiaries to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Borrower will make written inquiry of each of its key suppliers, vendors, and customers, and will obtain in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and Borrower reasonably believes that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower. For purposes of this paragraph, Bank, as a lender of funds under the terms of the Credit Facility, confirms to Borrower that Bank has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

         7. CONDITIONS PRECEDENT TO ADVANCES. Bank's obligation to make any advance under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occurred and be continuing,
(iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), and (iv) Bank's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties.

         8. AFFIRMATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:








LOAN AGREEMENT - Page 4

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                  (a) Accounts and Records. Maintain its books and records in accordance with generally accepted accounting principles.

                  (b) Right of Inspection. Permit Bank to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

                  (c) Right to Additional Information. Furnish Bank with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Bank may request from time to time.

                  (d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower its businesses, operations and properties (including, without limitation, all applicable environmental statutes, rules, regulations and ordinances).

                  (e) Taxes. Pay and discharge when due all of its indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

                  (f) Insurance. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability and worker's compensation, and, within ten (10) days after the date of this Agreement will acquire business interruption and other insurance deemed necessary or otherwise required by Bank.

                  (g) Notice of Indebtedness. Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

                  (h) Notice of Litigation. Promptly after the commencement thereof, notify Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

                  (i) Notice of Material Adverse Change. Promptly inform Bank of
         (i) any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower which could reasonably be expected to materially affect the financial condition of Borrower.






LOAN AGREEMENT - Page 5


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                  (j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

                  (k) Maintain Control. The Answer Partnership, Ltd., a Texas limited partnership, J. Ward Hunt, or any entity owned or controlled by
         J. Ward Hunt shall maintain ownership of not less than 50% of the outstanding voting stock of Borrower.

         9. NEGATIVE COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Bank:

                  (a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

                  (b) Liquidations, Mergers, Consolidations. Liquidate, merge or consolidate with or into any other entity.

                  (c) Sale of Assets. Sell, transfer or otherwise dispose of any of its assets or properties, other than (i) in the ordinary course of business and (ii) transfers among Borrower and the Obligated Parties.

                  (d) Liens. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Bank, (ii) liens for taxes, assessments or similar charges either (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, (iii) liens and security interest existing as of the date hereof which have been disclosed to and approved by the Bank in writing and (iv) liens and security interests on equipment securing the purchase price for such equipment.

                  (e) Indebtedness. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Bank, (ii) borrowings outstanding on the date hereof and disclosed in writing to Bank, and (iii) the Subordinated Debt evidenced by the Convertible Subordinated Promissory Notes attached hereto as EXHIBIT "A" incurred in connection with the acquisition of subsidiary BHC, Inc.

                  (f) Change in Management. Allow Robert Brooks or J. Ward Hunt to cease active participation in the senior management of Borrower.

                  (g) Loans. Make any loans to any person or entity except advances of business expenses to employees in the ordinary course of business.




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                  (h) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "AFFILIATE" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

                  (i) Dividends. Borrower agrees not to declare or pay any cash dividends on any shares of Borrower's capital stock, make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Borrower's capital stock, or make any other distribution, sale, transfer or lease of any of Borrower's assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of principal or interest on indebtedness and obligations owing from time to time by Borrower to Bank.

         10. FINANCIAL COVENANTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower and its subsidiaries, on a consolidated basis, will maintain the following financial covenants:

                  (a) Minimum Income. Beginning January 1, 1999, Borrower will maintain income of not less than $1.00 for each fiscal quarter.

                  (b) Net Worth. Borrower will maintain, at all times, its total assets less its total liabilities at not less than $7,900,000.

                  (c) Debt Service. Borrower will maintain, as of the last day of each fiscal quarter, a ratio of (i) consolidated net income after taxes plus interest expense depreciation, amortization and other non-cash expenses for the twelve (12) month period ending with such fiscal quarter, less any capital expenditures during such twelve (12) month period to (ii) total interest expense and current maturities of long term debt and long term capital leases for such twelve (12) month period, of not less than 1.25 to 1.0.

                  (d) Funded Debt to Cash Flow. Borrower will maintain, as of the end of each fiscal quarter, a ratio of all outstanding debt of Borrower at the end of such fiscal quarter, to (ii) earnings before depreciation, amortization, and interest expense for the twelve (12) month period ending with such fiscal quarter, of not more than 2.5 to 1.0.

                  (e) Capital Expenditures. Borrower will not make capital expenditures in excess of $500,000 during any fiscal year.

                  (f) Current Ratio. At all times, a ratio of (a) current assets, (excluding prepaid expenses) to (b) current liabilities of not less than 1.5 to 1.0.







LOAN AGREEMENT - Page 7

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                  (g) Maintain Contracts. Borrower shall not allow the net loss, in any year (after taking into account revenues from new clients), of clients which contributed more than an aggregate amount of $1,500,000 in revenue to Borrower or its subsidiaries in the previous year.

As used herein, the term "SUBORDINATED DEBT" means any indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Lender, such agreement to be in form and substance acceptable to Lender. As used herein, "DISTRIBUTIONS" shall mean all cash or cash equivalent dividends and other distributions made by Borrower to its shareholders or partners, as the case may be, other than salary, bonuses and other compensation for services. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied.

         11. REPORTING REQUIREMENTS. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

                  (a) Interim Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a consolidated and consolidating balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year end review adjustments) by the President and/or Chief Financial Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge, (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied, and (iii) as being consistent in all material respects with the information submitted by Borrower to the U.S. Securities and Exchange Commission pursuant to its Quarterly Report on Form 10QSB.

                  (b) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet and income statement of Borrower as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to Bank.

                  (c) Compliance Certificate. A certificate signed by Chairman, President, or Vice President, Finance of Borrower, within forty-five
         (45) days after the end of each quarter of each fiscal year, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.





LOAN AGREEMENT - Page 8
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                  (d) Accounts Aging. An accounts receivable aging report within thirty (30) days after the end of each month of each fiscal year, in form and detail satisfactory to Bank.

                  (e) Audit Reports. True and complete copies of all audit reports submitted to Borrower.

                  (f) Adverse Events. Immediate notice of any Event of Default or any event which, with the passing of time or the giving of notice, or both, could constitute an Event of Default, and any other event which could reasonably be expected to have a material adverse effect upon Borrower or any Guarantor.

                  (g) Year 2000 Information. Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Bank may request from time to time. In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to Borrower or its subsidiaries being or becoming Year 2000 Complaint to no longer be true (hereinafter, referred to as a "CHANGE IN CIRCUMSTANCES") then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Bank with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within ten (10) days of a request, also provide Bank with any additional information Bank requests of Borrower in connection with the Notice and/or a Change in Circumstances.

         12. EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT" under this Loan Agreement:

                  (a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Note or any other indebtedness or obligations owing to Bank by Borrower from time to time.

                  (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents, if such failure shall continue for thirty (30) days after notice to Borrower of such failure.

                  (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.





LOAN AGREEMENT - Page 9

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                  (d) Any representation contained herein or in any of the other
         Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

                  (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness in excess of $50,000 owing by Borrower to any third party under any agreement or understanding unless such occurrence is rectified within five (5) days.

                  (f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

                  (g) The liquidation, dissolution, or, without the prior written consent of Bank, which consent shall not be unreasonably withheld, the merger or consolidation of Borrower or any Obligated Party.

                  (h) Either Robert Brooks or J. Ward Hunt ceases active participation in the management of Borrower.

                  (i) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $50,000, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "OBLIGATED PARTY", as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Note.





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         13. REMEDIES. Upon the occurrence of any one or more of the foregoing
Events of Default, (a) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under the Note provided, however, concurrently and automatically with the occurrence of an Event of Default under SUBPARAGRAPH (F) in the immediately preceding paragraph (i) further advances under the Note shall cease, and (ii) the Note and all other indebtedness owing to Bank by Borrower at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

         14. RIGHTS CUMULATIVE. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

         15. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

         16. BENEFITS. This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

         17. NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the




LOAN AGREEMENT - Page 11
manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

         18. CONSTRUCTION. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND SHALL BE PERFORMABLE BY THE PARTIES HERETO IN THE COUNTY IN TEXAS WHERE THE BANK'S ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF IS LOCATED.

         19. INVALID PROVISIONS. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         20. EXPENSES. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default.

         21. PARTICIPATION OF THE LOANS. Borrower agrees that Bank may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each perspective purchaser.

         22. ENTIRE AGREEMENT. This Loan Agreement (together with the other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

         23. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

         24. COUNTERPARTS. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

         25. ARBITRATION. Bank and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between






LOAN AGREEMENT - Page 12
them, whether individual, joint, or class in nature, arising from this Loan Agreement, the Notes or any other Loan Document or otherwise, including, without limitation, contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. The arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         26. JURY WAIVER. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW THE UNDERSIGNED AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.









LOAN AGREEMENT - Page 13

         If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                       Very truly yours,

                                       BANK ONE, TEXAS, N.A.

                                       By: /s/ BURTON FRENCH
                                          --------------------------------------
                                          Burton French, Vice President


                                       BANK'S ADDRESS:

                                       1717 Main Street, 3rd Floor
                                       Dallas, Texas 75201
                                       Attn:  Burton French

         ACCEPTED as of the date first written above.

                                       BORROWER:

                                       MEDICALCONTROL, INC.


                                       By: /s/ J. WARD HUNT
                                          --------------------------------------
                                       Name: J. Ward Hunt
                                            ------------------------------------
                                       Title: President and CEO
                                             -----------------------------------

                                       BORROWER'S ADDRESS:

                                       8625 King George
                                       Suite 300
                                       Dallas, Texas 75235




LOAN AGREEMENT - Page 14